Exhibit 21.1

Subsidiaries of the Company*

Name	Jurisdiction of Incorporation

North America Subsidiaries:
GearHead Entertainment, Inc.	Pennsylvania
Mission Studios, Inc.	Illinois
Inventory Management Systems, Inc.	Delaware
Jack of All Games, Inc. (1)	New York
Talonsoft, Inc.	Delaware
Take-Two Interactive Software Canada, Inc.	Ontario
Jack of All Games (Canada), Inc. (formerly Triad Distributors and Global Star Software) (2)	Ontario
T2 Developer, Inc.	Delaware
Gathering of Developers, Inc. (3)	Texas
Rockstar Games, Inc.	Delaware
Wide Group Studios, Inc. (formerly Broadband Studios)	Delaware
VLM Entertainment Group, Inc.	Delaware
PopTop Software, Inc.	Missouri
MaxCorp Limited	Bermuda
Barking Dog Studios Ltd. (2)	Canada
Angel Studios, Inc.	Virginia
Global Star Software, Inc.	Delaware
Indie Built, Inc.	Delaware
Take-Two Licensing, Inc.	Delaware

International Subsidiaries:
Take-Two Interactive Software Europe Limited	United Kingdom
Silvero Ltd (formerly Goldweb Services) (4)	United Kingdom
Take-Two Interactive France S.A. (5)	France
Take-Two Interactive GmbH (5)	Germany
Jack of All Games Austria GmbH (6)	Austria
Take-Two Interactive Software Pty. Ltd. (formerly DirectSoft Australia Pty. Ltd.)	New South Wales, Australia
Take-Two Interactive Software Pty. Ltd. (operating in New Zealand) (7)	New South Wales, Australia
Joytech Europe Limited (4)	United Kingdom
DMA Design Holdings Limited	United Kingdom
Rockstar North Ltd. (formerly DMA Design Limited) (8)	United Kingdom
JOAG Scandinavia A.S. (formerly FunSoft Nordic A.S.)	Norway
Take 2 Nordic A/S (formerly Jack of All Games A.S.) (9)	Italy
JOAG Italy Spa (formerly C.D. Verte Italia Spa)	Denmark
Neo Software Produktions GmbH	Austria
Take 2 Interactive Benelux B.V. (4)	Netherlands
Venom Games Limited	United Kingdom

*	Unless otherwise noted, all entities are subsidiaries of Take-Two Interactive Software, Inc.
(1)	Subsidiary of Inventory Management Systems, Inc.
(2)	Subsidiary of Take-Two Interactive Software Canada, Inc.
(3)	Subsidiary of T2 Developer, Inc.
(4)	Subsidiary of Take-Two Interactive Software Europe Limited
(5)	Subsidiary of Silvero Ltd
(6)	Subsidiary of Take-Two Interactive GmbH
(7)	Subsidiary of Take-Two Interactive Software Pty. Ltd.
(8)	Subsidiary of DMA Design Holdings Limited
(9)	Subsidiary of JOAG Scandinavia A.S.